Exhibit 10.3

GENERAL RELEASE OF SECURITY INTEREST

This General Release of Security Interest (this “Release”) by MedCap Partners L.P., C. Fred Toney and James D. Durham (each a “Releasor” and collectively the “Releasors”) in favor of iVOW, Inc., a Delaware corporation (“iVOW”), is dated as of April 4, 2007.

BACKGROUND

WHEREAS, pursuant to the terms of that certain Stock Pledge Agreement dated as of November 3, 2006, by and among iVOW, Crdentia Corp., a Delaware corporation (“Crdentia”) and the Releasors (the “Security Agreement”), iVOW granted a security interest in all of its right, title and interest in the Pledged Collateral (as defined in the Security Agreement) to the Releasors;

WHEREAS, in connection with the execution of the Settlement Agreement, dated as of April 4, 2007, by and between Crdentia and the Credentia Parties, on the one hand, and iVOW and the iVOW Parties, on the other hand (the “Settlement Agreement”), the Releasors desire to release their right, title or interest in the Pledged Collateral or any other asset that is the subject of the security interest (the “Secured Assets”) created by the Security Agreement.

NOW, THEREFORE, Releasors, intending to be legally bound hereby, agree as follows:

1.  Consideration.  Releasors acknowledge that Releasors will derive substantial economic benefit from the Settlement Agreement, and that the receipt of such benefits constitutes adequate consideration for Releasors’ promises contained herein.

2.  Release and Acknowledgement.  Releasors agree that the Security Agreement, together with any and all security interest(s) created thereby, shall terminate in its entirety and be of no further force and effect.  Releasors further agree that Releasors shall not hold any right, title or interest in or to any of the Secured Assets.  Releasors hereby agree to cooperate with iVOW in connection with any filings that iVOW reasonably determines are necessary to be filed to evidence the foregoing.  Releasors further agree to return the Sound Health Solutions, Inc., stock certificates, which were originally pledged to the Releasors by iVOW pursuant to the Security Agreement as Pledged Collateral, to iVOW within five (5) business days of the execution of this Release.

3.  UCC Termination Statement.  Releasors agree that within five (5) business days of the execution of this Release, Releasors will sign a UCC 3 Termination Statement covering the Secured Assets in favor of iVOW.

4.  Miscellaneous. This Agreement shall be interpreted, governed and enforced in accordance with the substantive laws of the State of California, without giving effect to the conflict of law rules thereof.  If a court of competent jurisdiction deems any provision of this Release invalid, illegal, or unenforceable in any jurisdiction, the parties intend that such provision shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions of this Release in such jurisdiction or rendering any provision of this Release invalid, illegal or unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, Releasors have executed this Release and Acknowledgement on and as of the date first above written.

RELEASORS:

MedCap Partners L.P.

By:
Name:
Title:

C. Fred Toney

James D. Durham

[Signature Pages of Crdentia and iVOW Follow]

ACKNOWLEDGED:

Crdentia Corp.

By:
Name:	John Kaiser
Title:	CEO

[Signature Page to General Release and Acknowledgement]

ACKNOWLEDGED:

iVOW, Inc.:

By:
Name:	John Lyon
Title:	Acting CEO

[Signature Page to General Release and Acknowledgement]